CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated October 9, 2003 on Dreyfus Municipal Funds, Inc. (comprising the Dreyfus BASIC Municipal Money Market Fund, Dreyfus BASIC New Jersey Municipal Money Market Fund, Dreyfus Premier Select Intermediate Municipal Bond Fund and Dreyfus Premier Select Municipal Bond Fund), in this Registration Statement (Form N-1A Nos. 33-42162 AND 811-6377) of Dreyfus Municipal Funds, Inc.




                                                           /s/ERNST & YOUNG LLP


New York, New York
December 23, 2003